Exhibit 10.5

UNION BANKSHARES, INC.

FIRST AMENDMENT TO

ADOPTION AGREEMENT

This First Amendment to Adoption Agreement (this "First Amendment") is made by Union Bankshares, Inc. ("Bankshares") and Union Bank, Inc. ("Bank"), each of which is a Participating Employer under the Plan (as hereinafter defined).

WITNESSETH

WHEREAS, in 2006 Bankshares, together with Bank as a Participating Employer, adopted that certain Executive Nonqualified Excess Plan (the "Plan") for the purpose of adopting an unfunded, nonqualified deferred compensation plan in compliance with Section 409A of the Internal Revenue Code;

WHEREAS, in connection with the adoption of the Plan, Bankshares and Bank executed that certain Adoption Agreement for the purpose of formally adopting the Plan;

WHEREAS, Bankshares and Bank wish to modify the terms of the Adoption Agreement as provided in this First Amendment;

NOW, THEREFORE, the Adoption Agreement is hereby amended as follows:

1.

Amendment to Section 6.1.  Section 6.1 of the Adoption Agreement shall be deleted in its entirety and replaced with the following new Section 6.1:

"6.1 Payment Options: Any benefit payable under the Plan upon a Qualifying Distribution Event may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant in the Participant Deferral Agreement:

1.

Separation from Service other than Retirement (Retirement is defined by the Employer)

XX	(a)	A lump sum in cash as soon as practicable following the date of the Qualifying Distribution Event.

XX	(b)	Approximately equal annual installments over a term certain as elected by the Participant (upon his entry into the Plan or thereafter in compliance with Section 409A) not to exceed 15 years.

	(c)	Other:

2.

Separation from Service due to Retirement

XX	(a)	A lump sum in cash as soon as practicable following the date of the Qualifying Distribution Event.

XX	(b)	Approximately equal annual installments over a term certain as elected by the Participant (upon his entry into the Plan or thereafter in compliance with Section 409A) not to exceed 15 years.

	(c)	Other:

3.

Death

XX	(a)	A lump sum in cash upon the date of the Qualifying Distribution Event.

XX	(b)	Approximately equal annual installments over a term certain as elected by the Participant (upon his entry into the Plan or thereafter in compliance with Section 409A) not to exceed 15 years.

	(c)	Other:

4.

Disability

	(a)	A lump sum in cash upon the date of the Qualifying
Distribution Event.

XX	(b)	Approximately equal annual installments over a term certain as elected by the Participant (upon his entry into the Plan or thereafter in compliance with Section 409A) not to exceed 15 years.

	(c)	Other:

	(d)	Not applicable.

5.

Change in Control

(a)	A lump sum in cash upon the date of the Qualifying
Distribution Event.

(b)	Approximately equal annual installments over a term
certain as elected by the Participant (upon his entry into the

Plan or thereafter in compliance with Section 409A) not to exceed ____ years.

	(c)	Other:

XX	(d)	Not applicable (if not permitted in 5.6)"

2.

No Other Amendments. Except as provided in paragraph 1 above, there are no other amendments to the Adoption Agreement, and the Adoption Agreement and shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed effective as
Nov. 19, 2008.

UNION BANKSHARES, INC.

By: /s/ K.D. Gibbons
Name:
Title:

UNION BANK, INC.

By: /s/ K.D. Gibbons
Name:
Title: